
IES
Electrical and
Communications
Services

Integrated Electrical Services, Inc.
2nd Quarter Results

May 16, 2011

Michael J. Caliel, President & CEO
Terry Freeman, SVP & CFO
Karen Roan, DRG&L

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Safe Harbor

- *Certain statements in this document, including statements regarding the restructuring plan and total estimated charges and cost reductions associated with this plan, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. These statements involve risks and uncertainties that could cause the Company's actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the inherent uncertainties relating to estimating future operating results and the Company's ability to generate sales and operating income; potential defaults under credit facility and term loan; cross defaults under surety agreements; potential depression of stock price triggered by the potential sale of controlling interest or the entire company as a result of controlling stockholder's decision to pursue a disposition of its interest in the company; fluctuations in operating results because of downturns in levels of construction; delayed project start dates and project cancellations resulting from adverse credit and capital market conditions that affect the cost and availability of construction financing; delayed payments resulting from financial and credit difficulties affecting customers and owners; inability to collect moneys owed because of the depressed value of projects and the ineffectiveness of liens; inaccurate estimates used in entering into contracts; inaccuracies in estimating revenue and percentage of completion on projects; the high level of competition in the construction industry, both from third parties and former employees; weather related delays; accidents resulting from the physical hazards associated with the Company's work; difficulty in reducing SG&A to match lowered revenues; loss of key personnel; litigation risks and uncertainties; difficulties incorporating new accounting, control and operating procedures and centralization of back office functions; and failure to recognize revenue from work that is yet to be performed on uncompleted contracts and/or from work that has been contracted but not started due to changes in contractual commitments.*

- *You should understand that the foregoing, as well as other risk factors discussed in this document and in the Company's annual report on Form 10-K for the year ended September 30, 2010, could cause future outcomes to differ materially from those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise information concerning its restructuring efforts, borrowing availability, or cash position or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.*

- *Forward-looking statements are provided in this document pursuant to the safe harbor established under the private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.*

- *General information about Integrated Electrical Services, Inc. can be found at http://www.ies-co.com under "Investor Relations." The Company's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company's website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.*

Q2 Highlights

- Continued improvement in consolidated revenues
  - Consolidated revenues up sequentially for the past 3 quarters
  - Growth in both C&I and Communications segment revenue
- Reduced SG&A compared to Q1 ’11 and Q2 ‘10
  - Continued steps to reduce cost base
- Backlog $242 million at March 31 – essentially flat with Q1 ’11
  - Improvement in Residential multifamily backlog for the past three quarters
  - Several new project awards in key markets across all three business segments
- Launched plan to restructure C&I segment

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Financial Highlights - IES Consolidated

($ Thousands)

	Three Months Ended March 31, 2011	Three Months Ended December 31, 2010	Three Months Ended March 31, 2010
Revenues	$ 118,326	$ 113,649	$ 107,619
Cost of services	112,969	102,477	94,031
Gross Profit	5,357	11,172	13,588
	4.5%	*9.8%*	*12.6%*
SG&A	13,333	18,021	25,709
	11.3%	*15.9%*	*23.9%*
Loss (gain) on sale of assets	(87)	(6,729)	13
Asset impairment	-	3,551	-
Restructuring and other (gains) / charges	-	-	65
Operating Income	(7,889)	(3,671)	(12,199)
	-6.7%	*-3.2%*	*-11.3%*
Net loss	(9,237)	(3,652)	(13,230)
Diluted Earnings per share	$ (0.64)	$ (0.25)	$ (0.92)

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Communications

($ Thousands)

	Three Months Ended March 31, 2011	Three Months Ended December 31, 2010	Three Months Ended March 31, 2010
Revenues	23,368	19,921	16,402
Gross profit	2,448	3,211	3,391
%	*10.5%*	*16.1%*	*20.7%*
Selling, general and administrative	2,293	2,320	1,819
%	*9.8%*	*11.6%*	*11.1%*
Loss (gain) on sale of assets	-	-	-
Asset impairment	-	-	-
Restructuring charge	-	-	-
Operating income	155	891	1,572
%	*0.7%*	*4.5%*	*9.6%*

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Residential

($ Thousands)

	Three Months Ended March 31, 2011	Three Months Ended December 31, 2010	Three Months Ended March 31, 2010
Revenues	26,366	26,045	28,068
Gross profit	3,578	4,585	6,254
%	*13.6%*	*17.6%*	*22.3%*
Selling, general and administrative	4,509	4,779	6,526
%	*17.1%*	*18.3%*	*23.3%*
Loss (gain) on sale of assets	(48)	(22)	(2)
Asset impairment	-	-	-
Restructuring charge	-	-	-
Operating income (loss)	(883)	(172)	(270)
%	*-3.3%*	*-0.7%*	*-1.0%*

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Commercial & Industrial

($ Thousands)

	Three Months Ended March 31, 2011	Three Months Ended December 31, 2010	Three Months Ended March 31, 2010
Revenues	68,592	67,683	63,149
Gross profit	(669)	3,376	3,943
%	*-1.0%*	*5.0%*	*6.2%*
Selling, general and administrative	3,832	7,572	12,863
%	*5.6%*	*11.2%*	*20.4%*
Loss (gain) on sale of assets	(7)	(6,805)	15
Asset impairment	-	-	-
Restructuring charge	-	-	(2)
Operating income (loss)	(4,494)	2,609	(8,933)
%	*-6.6%*	*3.9%*	*-14.1%*

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Backlog

($ Millions)


237
251
259
246
243
242
Dec '09
Mar '10
Jun '10
Sep '10
Dec '10
Mar '11

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Balance Sheets and Other Highlights

($ Thousands)

	March 31, 2011	September 30, 2010
Cash	36,707	32,924
Current Assets	167,619	168,956
Current Liabilities	85,708	85,716
Working Capital	81,911	83,240
Total Debt	10,865	11,256
Total Equity	89,150	101,581
Backlog	242,031	245,505
Liquidity	46,782	45,612

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Summary

- Continue to deliver exceptional safety performance
- Strengthening core portfolio of electrical and communications businesses
  - Divested electrical products distribution business
  - Expanding Communications business
- Aggressive management actions to flex cost structure to align with expected volumes
- Restructuring C&I Operations to improve profitability